                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  -------------

                                   FORM 8-K/A
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 6, 1996



                            OSICOM TECHNOLOGIES, INC.
                            -------------------------
             (Exact name of Registrant as specified in its charter)



             New Jersey                           0-15810                         22-2367234
       (State or other juris-                   (Commission                      (IRS Employer
      diction of incorporation)                File Number)                    Identification No.)





2800 28th Street, Suite 100, Santa Monica, CA                           90405
---------------------------------------------                           -----
  (Address of principal executive offices)                            (Zip Code)




Registrant's telephone number, including area code:               (310) 581-4030
                                                                  --------------

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired        (Pages 3-11)

         (b) Pro Forma Financial Information                  (Pages 12-13)


SIGNATURE                                                     (Page 14)

                            CRAY COMMUNICATIONS, INC.

                              FINANCIAL STATEMENTS

                                  JUNE 30, 1996

                                TABLE OF CONTENTS



                                                                             PAGE

Independent Accountants' Report                                                4

Balance Sheet as of June 30, 1996                                              5

Statements of Operations and Accumulated Deficit

Years Ended June 30, 1995 and 1996                                             6

Statements of Cash Flows Years Ended June 30, 1995 and 1996                    7

Notes to Financial Statements                                                  8-11

                         INDEPENDENT ACCOUNTANTS' REPORT


Board of Directors
Osicom Technologies, Inc.


We audited the accompanying balance sheet of Cray Communications, Inc. (Cray), a division of Cray Electronics Holdings PLC (CEH), as of June 30, 1996 and the related statements of operations and accumulated deficit and cash flows for the years ended June 30, 1995 and 1996. These financial statements are the responsibility of Cray's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining on, test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, Cray's financial position as of June 30, 1996 and the results of its operations and cash flows for the years ended June 30, 1995 and 1996 in conformity with generally accepted accounting principles.




                           /s/Weinbaum & Yalamanchi


Los Angeles, California
September 27, 1996; except as
to Note 11 for which the
date is October 2, 1996.

                            CRAY COMMUNICATIONS, INC.
                                  BALANCE SHEET
                                  JUNE 30, 1996

ASSETS:

Cash (Note 7)                                                      $    227,795
Accounts receivable (Note 8)                                          5,415,210
Other receivables                                                         3,465
Inventories (Note 3)                                                  3,357,202
Prepaid expenses (Note 9)                                                93,821
                                                                   ------------

Total Current Assets                                                  9,097,493
                                                                   ------------


Property, plant & equipment (Note 4)                                 13,842,433
Accumulated depreciation                                            (12,652,660)
                                                                   ------------

   Net Property, Plant & Equipment                                    1,189,773
                                                                   ------------


Other Assets:
   Spare Parts (Net) (Note 6)                                           828,231
   Intercompany Receivable                                              538,492
                                                                   ------------

TOTAL ASSETS                                                       $ 11,653,989
                                                                   ============


LIABILITIES & SHAREHOLDER'S EQUITY:

Accounts payable                                                   $  2,482,427
Accrued liabilities (Note 10)                                         2,521,140
                                                                   ------------

Total Current Liabilities                                             5,003,567
                                                                   ------------


Loans (Note 11)                                                       4,650,000
Capital leases                                                           29,220

Commitments and contingencies (Notes 12 and 13)

Common stock                                                             15,200
Paid in capital                                                      37,437,285
Accumulated deficit                                                 (35,481,283)
                                                                   ------------

Total Shareholder's Equity                                            1,971,202
                                                                   ------------


TOTAL LIABILITIES & SHAREHOLDER'S EQUITY                           $ 11,653,989
                                                                   ============


                 See accompanying notes to financial statements

                            CRAY COMMUNICATIONS, INC.
                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                       YEARS ENDED JUNE 30, 1995 AND 1996

                                                  1995                 1996
                                              ------------         ------------
Product                                       $ 26,034,136         $ 21,948,393
Intercompany                                       207,481              100,892
Service                                          4,652,855            4,125,133
                                              ------------         ------------
TOTAL SALES (Note 17)                           30,894,472           26,174,418
                                              ------------         ------------

Material                                        11,345,637            9,234,241
Scrap                                               69,307              168,780
Direct Labor                                     1,688,751            1,366,069
Mfg Overhead                                     2,599,109            2,085,157
Variance                                          (267,443)             238,453
Obsolescence                                    (1,040,000)          (1,569,396)
                                              ------------         ------------
PRODUCT COST                                    16,475,361           14,662,096
Service                                          3,759,697            3,378,325
                                              ------------         ------------
DIRECT COST OF SALES                            19,195,058           16,471,025
                                              ------------         ------------

MARGIN, PRODUCT                                  9,766,256            7,387,189
MARGIN, SERVICE                                    893,158              746,808
                                              ------------         ------------
TOTAL MARGIN                                    10,659,414            8,133,997
                                              ------------         ------------

Engineering (Note 14)                            2,765,083            2,863,677
Selling                                          5,997,832            4,577,272
Commissions                                      1,850,754            1,284,600
Marketing                                        1,937,186              835,534
Administration                                   1,514,014            1,330,034
                                              ------------         ------------
INDIRECT COSTS                                  14,064,869           10,891,117
                                              ------------         ------------

OPERATING (LOSS)                                (3,405,455)          (2,757,120)

Interest Expense-External                         (196,347)            (278,454)
Interest Expense-Internal                           (7,500)            (137,224)
Severance                                         (529,325)            (333,489)
                                              ------------         ------------
PRE-TAX (LOSS)                                  (4,138,627)          (3,506,287)
TAX PROVISION                                       17,017                8,835
                                              ------------         ------------

NET (LOSS)                                      (4,155,644)          (3,515,122)
Cray's Accumulated Deficit (beginning)          27,810,517           31,966,161
                                              ------------         ------------
Cray's Accumulated Deficit (ending)           $ 31,966,161         $ 35,481,283
                                              ============         ============



                 See accompanying notes to financial statements

                             CRAY ELECTRONICS, INC.
                            STATEMENTS OF CASH FLOWS
                       YEARS ENDED JUNE 30, 1995 AND 1996

                                                                     1995                1996
                                                                  -----------         -----------
Operating cash flows:
     Net loss                                                     $(4,155,644)        $(3,515,122)
Adjustments to reconcile net loss to cash
                         provided by (used) by operations:
             Depreciation - fixed assets                              437,284             379,854
             Amortization - spare parts                               276,304             570,311
             Obsolescence reserve                                   1,040,000           1,569,396
             Changes in operating assets
                        Accounts receivable                         1,438,895            (390,177)
                        Other receivables                              (6,123)            388,672
                        Inventories                                (1,684,832)          1,206,644
                        Prepaid expenses                               53,493              67,610
                        Accounts payable                           (1,200,659)             26,597
                        Accrued liabilities                            81,147             341,247
                                                                  -----------         -----------

     Cash provided (used) by operations                            (3,720,135)            645,032
                                                                  -----------         -----------


Investing cash flows:
     Purchases of property, plant & equipment                        (435,073)            (26,561)
     Purchases of spare parts                                        (199,410)           (199,411)
                                                                  -----------         -----------

     Cash used by investing activities                               (634,483)           (225,972)
                                                                  -----------         -----------

Financing cash flows:
     Proceeds (repayments) on loan                                  4,296,536            (357,500)
     Increase (decrease) in capital leases                             29,556             (96,256)
                                                                  -----------         -----------

     Cash provided (used) by financing activities                   4,326,092            (453,756)
                                                                  -----------         -----------

Decrease in cash                                                      (28,526)            (34,696)
Cash at beginning of year                                             291,017             262,491
                                                                  -----------         -----------

Cash at end of year                                               $   262,491         $   227,795
                                                                  ===========         ===========


                 See accompanying notes to financial statements

                           CRAY COMMUNICATIONS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1996

NOTE 1.  ACCOUNTING POLICIES AND OPERATIONS:

Basis of Presentation - The financial statements include the assets and liabilities of Cray Communications, Inc. (Cray), a division of Cray Electronics Holdings PLC (CEH), a U.K. based company. The financial statements do not include any assets or liabilities of other CEH divisions.

Business Description - Cray designs, manufactures, markets, and supports an extensive range of communications products and systems for local area networks and wide area networks.

Revenue Recognition - Revenue is recognized when products are shipped.

Maintenance Contracts - Revenue is recognized when earned, the unearned portion is classified as a deferred liability.

Advertising Costs - Advertising costs are expensed in the period in which they are incurred.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported periods. Actual results could differ from those estimates.

Fair Value of Financial Instruments - Cray's accounts receivable , accounts payable, and accrued expenses carrying value approximates fair value because of the short-term maturity of those instruments.

NOTE 2 - SALE OF CRAY:

On June 30, 1996, Osicom Technologies, Inc. (Osicom) acquired 100% of CEH Holdings, Inc., and its wholly owned subsidiaries including Cray Communications, Inc. for a total of $14 million. Under the acquisition agreement, the total purchase consists of approximately $11 million in cash and $3 million in Osicom preferred stock.


NOTE 3. INVENTORIES:

Inventories, at June 30 1996, comprised of raw materials, work in process and finished goods are stated at the lower of cost (first-in, first-out method) or market consisted of the following:

                    Raw materials                   $ 4,229,406
                    Work in process                     470,699
                    Finished Goods                    1,960,903
                                                    -----------
                    Subtotal                          6,661,008
                    Reserve for Obsolescence         (3,303,806)
                                                    ===========
                    Net Inventories                 $ 3,357,202
                                                    ===========

                           CRAY COMMUNICATIONS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 1995 AND 1996

NOTE 4.  PROPERTY AND EQUIPMENT:

Property and equipment is stated at cost and is depreciated using the straight-line method over the estimated useful lives of the assets (generally 3 to 7 years). Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the lease. Property and equipment at June 30, 1996 consists of:

               Leasehold Improvements                $    191,907
               Equipment                               11,890,618
               Capitalized leases                         842,735
               Furniture and Fixtures                     917,173
                                                     ------------
                              Total                    13,842,433
               Less :accumulated depreciation         (11,836,913)
                    :accumulated amortization            (815,747)
                                                     ============
               Net Book value                        $  1,189,773
                                                     ============


NOTE 5.  STOCK OPTIONS:

Concurrent with the sale of Cray to Osicom, Osicom gave certain Cray employees stock options, contingent upon their continued employment by Osicom.


NOTE 6.  AMORTIZATION - SPARE PARTS:

Spare parts are amortized over six years at the time of acquisition.


NOTE 7.  CASH:

The Company maintains banking relationships with NationsBank in the U.S. and with the Canadian Imperial bank in Canada. Any overdrafts will be covered by the credit facility if the operating account does not have sufficient funds to cover checks. Cash at June 30, 1996 consists of:

               NationsBank-Operating                   $ 208,561
               NationsBank-Overdraft                    (337,892)
               Canadian Imperial Bank                    356,626
               Petty cash                                    500
                                                       ---------
               Total                                   $ 227,795
                                                       =========


NOTE 8.  ACCOUNTS RECEIVABLE:

Allowance for doubtful accounts includes a reserve for bad debts based on an evaluation of customers' credit risk and a reserve for sales returns. At June 30, 1996, Cray's largest two receivables were $1,568,000 and $640,000. Cray does not require collateral for its receivables. Receivables at June 30, 1996 consist of:

               Gross Accounts Receivable             $ 5,819,286
               Bad Debt Reserve                         (144,344)
               Sales Returns/Credits                    (259,732)
                                                     -----------
               Net Accounts Receivable               $ 5,415,210
                                                     ===========

                           CRAY COMMUNICATIONS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 1995 AND 1996

NOTE 9.  PREPAID EXPENSES:

Prepaid expenses at June 30, 1996 were:

               Security Deposits/Prepaid Rent             $71,662
               Workers' Compensation Insurance             12,475
               Other Prepaid expenses                       9,684
                                                          -------
               Total                                      $93,821
                                                          =======


NOTE 10.  ACCRUED LIABILITIES:

Accrued liabilities at June 30, 1996 were:

               Security Deposits/Prepaid Rent             $71,662
               Workers' Compensation Insurance             12,475
               Other Prepaid expenses                       9,684
                                                          -------
               Total                                      $93,821
                                                          =======


NOTE 11.  LOANS

At June 30, 1996, Cray had outstanding borrowings of $3,250,000 under its $4 million line of credit with a lender. The line of credit was secured by a $3.5 million irrevocable letter of credit and a $500,000 guarantee issued by CEH. This line of credit provided for interest at 1.5% over the Eurodollar rate or 6.98% at June 30, 1996, for the first $3 million of borrowings, and prime less
 .25% or 8.0% at June 30, 1996 for the remaining $1 million of borrowings.

At June 30, 1996, Cray had outstanding indebtedness under its loan agreement with Cray Electronics PLC of $1,400,000. The agreement provides for interest at 1% above prime or 9.25% at June 30, 1996. On October 2, 1996, a new lender replaced the line of credit with a $5 million credit facility guaranteed by Osicom. This credit facility provides for interest at prime plus 2.5% or 10.75% at October 2, 1996.

NOTE 12.  OPERATING LEASES:

Rent expense was $846,000 and $800,000 for 1995 and 1996. Cray has operating lease commitments at June 30, 1996 as follows by years:


                               1997          $  673,502
                               1998             556,859
                               1999             535,331
                                             ----------
                                             $1,765,692
                                             ==========


NOTE 13.  PURCHASE COMMITMENTS:

Cray had purchase commitments with suppliers of $1,248,000 as of June 30, 1996.

                           CRAY COMMUNICATIONS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 1995 AND 1996

Note 14. Research and Development:

Research and development costs are expensed as incurred.


NOTE 15.  PENSION:

Cray maintains the Case Communications Defined Benefit Plan (Plan) which was amended whereby no participants would accrue a benefit under the Plan after 1988. Under the Purchase agreement, CEH is responsible for ensuring the Plan is sufficiently funded. The Plan may be terminated at any time during the period commencing on the Closing date and ending on the fifth anniversary of the Closing date. Cray PLC will assume all liabilities under this plan.

The FAS 87 calculations for the deferred benefit plan, determined as of December 31, 1995, are as follows:

Assumptions
        Discount Rate                                                                   7.25%
        Expected Long-Term Rate of Return on Plan Assets                                8.50%
        Average Remaining Future Service Years                                          7.190

Summary of Assets and Liabilities as of December 31, 1995
        Projected Benefit Obligation                                              $(4,333,224)
        Plan Assets at Fair Value                                                   3,655,923
        Funded Status                                                                (677,301)
                                                                                  -----------
        Accrued Pension Expense                                                   $  (677,301)
                                                                                  ===========

        Market Related Value of Assets as of December 31, 1995 was $3,655,923

Components of 1996 Expense
        Interest Cost Component                                                   $   306,142
        Expected Return on Assets                                                    (303,446)
                                                                                  -----------
        Net Periodic Pension Expense                                              $     2,696
                                                                                  ===========


NOTE 16. INCOME TAXES:

Cray records no provision or benefit for income taxes. Had Cray been a separate entity, it would have had net operating loss carryforwards which have no assurance of realization.

Cray's federal income tax returns for the years ending April 30, 1993 and 1994 are under examination by the Internal Revenue Service. Under the purchase agreement, $2,500,000 of Osicom preferred stock was placed into escrow in order to secure performance of resolving this matter. As of June 30, 1995, Cray had $2,270,000 of net operating loss carryforwards.

NOTE 17. SALES:

         Cray had export sales and intercompany sales as follows:

                                                 1995            1996
                                               --------        --------
          Export Sales                         $612,000        $279,000
          Intercompany to CEH companies        $207,000        $101,000

ITEM 7 (B) PRO FORMA FINANCIAL INFORMATION

The following pro forma financial information presents the effects of the acquisitions of Cray Communications, Inc. ("Cray"), Rockwell Network Systems ("RNSD"), and Dynair Electronics, Inc. ("Dynair") by the registrant as if the acquisitions had been completed as of January 31, 1994. The pro forma financial information reflects the registrant's stock split effected
February 12, 1996.

The pro forma financial information is not necessarily indicative of the results of operations and financial position which will be attained in the future. The pro forma information should be read in conjunction with the historical consolidated financial statements of Osicom Technologies, Inc., reported on Form 10-KSB for the year ended January 31, 1996.

The pro forma financial information is presented on the following page.

                            OSICOM TECHNOLOGIES, INC.
        Pro forma Condensed Consolidated Income Statements (In Thousands)

                                         Osicom                                                         Pro forma      Pro forma
For the Year ended January 31, 1995   Consolidated       Cray            RNSD          Dynair    Ref   Adjustments    Consolidated
                                        -------        --------        --------        -------   ---     -------        --------
Net sales                               $ 5,892        $ 32,286        $  8,471        $ 3,438                          $ 50,087
Cost of sales                             4,051          18,932           4,788          1,968                            29,739
                                        -------        --------        --------        -------   ---     -------        --------
Gross profit                              1,841          13,354           3,683          1,470                            20,348
Selling, general and
   administrative expenses                2,058          13,553          10,941          2,225                            28,777
Amortization of negative goodwill           951                                                                              951
Interest expense                             85              53                            148   (a)     $   (27)            313
                                                                                                 (b)      (1,021)          1,021
                                                                                                 (c)      (1,100)          1,100
                                                                                                 (d)      (7,114)          7,114
                                        -------        --------        --------        -------   ---     -------        --------
Earnings (loss) from continuing             649            (252)         (7,258)          (903)           (9,262)        (17,026)
operations
Loss on discontinued operations            (276)                                                                            (276)
                                        -------        --------        --------        -------           -------        --------
NET EARNINGS (LOSS)                     $   373        $   (252)       $ (7,258)       $  (903)          $(9,262)       $(17,302)
                                        =======        ========        ========        =======           =======        ========

Weighted average shares used in computation                    primary and fully diluted     2,111,636
of per share information:

Net earnings per share-primary &        $  0.11        $  (0.12)       $  (3.44)       $ (0.43)            (4.39)       $  (8.27)
fully diluted(e)

            --------------------------------------------------------

                                                                                    4 months
                                                                                      ended
                                        Osicom                                       5/31/95           Pro forma     Pro forma
For the Year ended January 31, 1996  Consolidated      Cray            RNSD           Dynair   Ref    Adjustments   Consolidated
                                     ------------    --------        --------        -------   ---    -----------   ------------
Net sales                               $7,733       $ 26,123        $ 13,805        $ 2,065                --        $ 49,726
Cost of sales                            4,621         17,735           7,953          1,115                --          31,424
                                        ------       --------        --------        -------           -------        --------
Gross profit                             3,112          8,388           5,852            950                --          18,302
Selling, general and
   administrative expenses               3,202         12,861          13,637          1,088                --          30,788
Amortization of negative goodwill          951             --              --             --                --             951
Interest expense                           158            418              --             64   (a)    $     64             576
                                            --             --              --              -   (b)      (1,021)         (1,021)
                                            --             --              --              -   (c)      (1,100)         (1,100)
                                        ------       --------        --------        -------           -------        --------
NET EARNINGS (LOSS)                     $  703       $ (4,891)       $ (7,785)       $  (202)          $(2,057)       $(14,232)
                                        ======       ========        ========        =======           =======        ========

Weighted average shares used in computation                    Primary                       2,649,006
of per share information:
                                                               Fully Diluted                 2,798,378


           Net earnings per share(e)
                            -Primary    $ 0.21       $  (1.85)       $  (2.94)       $ (0.08)          $ (0.78)       $  (5.44)
                      -Fully Diluted    $ 0.20       $  (1.75)       $  (2.78)       $ (0.07)          $ (0.74)       $  (5.14)

(a) To recognize interest expense for the year on acquisition debt, related to Dynair acquisition.

(b) To recognize interest expense for the year on acquisition debt, of $9.5 million related to RNS acquisition.

(c) To recognize interest expense for the year on acquisition debt, of $11.0 million related to Cray acquisition, assuming a 10% interest rate.

(d) To write off purchased research and development costs

(e) Consolidated earnings per share reflect $150,000 of accrued annual dividends.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             Osicom Technologies, Inc.
                                                 (Registrant)


  Dated: December 6, 1996                    By: /s/ Christopher E. Sue
                                                ----------------------------
                                                     Christopher E. Sue
                                                     Chief Financial Officer